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                                                                       EXHIBIT 2

                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and dated as of November 1, 2000 among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the "Lender"), CityXpress.Com Corp., a Florida corporation ("CityXpress"), and its wholly-owned subsidiaries Xceedx Technologies Inc. ("Xceedx") and WelcomeTo Search Engine Inc. ("WelcomeTo"), corporations organized under the laws of the Province of British Columbia, Canada (CityXpress, Xceedx and Welcome to are collectively, the "Borrowers"), and amends that certain Loan and Security Agreement dated as of August 16, 2000, among the Borrowers and the Lenders (the "Agreement"). All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

         WHEREAS, parties hereto have entered into the Agreement, which provides, among other things, for the Lender to extend credit to Borrowers in accordance with the terms of the Notes; and

         WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENTS. Effective as of November 1, 2000, Agreement shall be amended in accordance with Sections 1.1 and 1.5.

                  1.1 Recitals. Recital A of the Agreement is hereby amended to state in its entirety as follows:

                  "Recital A. Lender shall advance to Borrowers three separate advances consisting of: (x) an advance on August 17, 2000 in the amount of $125,000 in accordance with the terms of this Agreement and Promissory Note attached hereto as EXHIBIT 1;
                  (y) an advance as of August 28, 2000 in the amount of $125,000 in accordance with the terms of this Agreement and Promissory Note attached hereto as EXHIBIT 2; (z) an advance on September 19, 2000 in the amount of $40,000 in accordance with the terms of this Agreement and Promissory Note attached hereto as
                  EXHIBIT 2.1 (EXHIBITS 1, 2, and 2.1 are collectively the "Notes"). Lender is purchasing from CityXpress $250,000 Series A-F Floating Rate Subordinated Convertible Debentures, Authorized Aggregate Issue $1,500,000, Convertible for Common Stock of the Borrowers (the "Debenture" or "Debentures"), which Debentures are convertible into shares of Common Stock, par value $.001 per share, of CityXpress (the "Common Stock"), as contemplated by that certain Investment Agreement dated as of November 1, 2000 (the "Investment Agreement") by and between CityXpress and the Lender, and attached hereto as
                  EXHIBIT 3."

                  1.2 Terms. Section 2.1 of the Agreement is hereby amended to state in its entirety as follows:

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                  "1.2 Terms. Lender shall advance to Borrowers three separate advances (the "Loans") consisting of: (x) an advance on August 17, 2000 in the amount of $125,000; (y) advance as of August 28, 2000 in the amount of $125,000; (z) an advance on September 19, 2000 in the amount of $40,000. The Notes shall be due and payable on October 31, 2002."

                  1.3 Defaults. Section 9.1.1(m) is hereby added to state in its entirety as follows:

                  "9.1.1(m) Borrowers or any of them fail to pay the principal or any interest or other amount due under the Debentures or Investment Agreement; or"

                  1.4 Defaults. Section 9.1.1(n) is hereby added to state in its entirety as follows:

                  "9.1.1(n) Borrowers or any of them fail or neglect to perform, keep or observe any of their covenants, conditions, agreements or suffer a Default or Event of Default (or words of similar import) under the Investment Agreement, Debentures, or Registration Rights Agreement by and between Lender and CityXpress dated as of November 1, 2000."

                  1.5      Exhibits.

                  "Exhibits 1 and 2 are hereby deleted, and the Notes are added to the Agreement as EXHIBITS 1, 2 and 2.1 in substituted therefor. EXHIBIT 3 of the Agreement captioned "Common Stock Subscription Warrant" is hereby deleted and the Investment Agreement is substituted therefor."

         2. CONDITION PRECEDENT. This Agreement shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Lender to the Borrowers.

                  2.1 Receipt of Documents. The Lender shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Lender, and in form and substance satisfactory to the Lender:

                           (a) Amendment. This Amendment, duly executed by the Borrowers and the Lender.

                           (b)      Notes. The Notes, duly executed by the
                                    Borrowers.

                  2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Borrowers shall be true and correct (and the Borrowers, by its execution of this Agreement, hereby represent and warrant unto the Lender that such statements are true and correct as at such times):

                           (a) the representations and warranties set forth in Section 4 of the Agreement shall be true and correct with the same effect as if then


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                                    made (unless stated to relate solely to an
                                    earlier date, in which case such
                                    representations and warranties shall be true and correct as of such earlier date); and

                           (b) no Event of Default or unmatured Event of Default shall have then occurred and be continuing.

         3. REPRESENTATIONS AND WARRANTIES. To induce the Lender to entered into this Agreement, the Borrowers hereby represents and warrants to the Lender as follows:

                  3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrowers of this Agreement are within the Borrowers' corporate powers, have been duly authorized by all necessary corporate action, and do not:

                           (a)      contravene the Borrowers' charter or
                                    by-laws; or

                           (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrowers.

                  3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrowers of this Amendment.

                  3.3 Validity, etc. This Agreement constitutes the legal, valid and building obligation of the Borrowers enforceable in accordance with its terms and each document executed pursuant hereto by the Borrowers will, on the due execution and delivery thereof by the Borrowers, be the legal, valid and binding obligation of the Borrowers.

          4.      MISCELLANEOUS.

                  4.1 Continuing Effectiveness, etc. This Agreement shall be deemed to be an amendment to the Agreement, and the Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Agreement in any other document, instrument, agreement or writing shall be deemed to refer to the Agreement as amended hereby.

                  4.2 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

                  4.3 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.


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                  4.4      Execution in Counterparts. This Amendment may be
executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  4.5 Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF IOWA.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


BORROWERS:                              LENDER:

CITYXPRESS.COM CORP.                    LEE ENTERPRISES, INCORPORATED


/s/ PHIL DUBOIS
----------------------------            ---------------------------------------
By: Phil M. Dubois                      By: Gregory P. Schermer
   -------------------------            Title: Vice President-Interactive Media
Title: President & CEO
      ----------------------



XCEEDX TECHNOLOGIES INC.


/s/ PHIL DUBOIS
----------------------------
By: Phil M. Dubois
   -------------------------
Title: President & CEO
      ----------------------



WELCOME TO SEARCH ENGINE INC.


/s/ PHIL DUBOIS
----------------------------
By: Phil M. Dubois
   -------------------------
Title: President & CEO
      ----------------------


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                                    EXHIBIT 1


                      PROMISSORY NOTE DATED AUGUST 17, 2000

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                                    EXHIBIT 2


                   PROMISSORY NOTE DATED AS OF AUGUST 28, 2000

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                                   EXHIBIT 2.1

                    PROMISSORY NOTE DATED SEPTEMBER 19, 2000

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                                    EXHIBIT 3

                              INVESTMENT AGREEMENT